SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to 14a-12

BROOKSTONE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2.	Form Schedule or Registration Statement No.:

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THIS FILING CONSISTS OF THE COMPANY’S PRESS RELEASE DATED SEPTEMBER 8, 2005.

In connection with Brookstone, Inc.’s (the “Company”) solicitation of proxies with respect to the meeting of shareholders to be called with respect to the proposed merger of Brookstone Acquisition Corp., a Delaware corporation (“Acquisition”), with and into the Company, with the Company continuing as the surviving corporation and a subsidiary of Brookstone Holdings Corp., a Delaware corporation (“Parent”), pursuant to the terms of the previously-filed Agreement and Plan of Merger, dated April 15, 2005, as amended on July 15, 2005, among Parent, Acquisition and the Company, Brookstone has filed with the Securities and Exchange Commission (the “SEC”), and has furnished to shareholders of Brookstone a proxy statement. Shareholders are advised to read the proxy statement distributed to shareholders because it contains important information. Shareholders are able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Shareholders are also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Brookstone Inc., Merrimack NH, Attention: Investor Relations, Telephone: 603-577-8044, or from the Company’s website, http://www.brookstone.com.

FOR:	BROOKSTONE, INC.

CONTACT:	Philip Roizin
EVP of Finance and Administration
(603) 880-9500

Robert Fusco
Investor Relations (603) 880-9500

FOR IMMEDIATE RELEASE

Brookstone Announces Proposed Private Offering

MERRIMACK, N.H., September 8, 2005 – Brookstone, Inc. (Nasdaq: BKST) today announced that Brookstone Company, Inc., its wholly-owned subsidiary, intends to offer, subject to market and other conditions, $190 million principal amount of its senior unsecured notes in a private offering. The proceeds from the offering will be used, together with other sources of funds, to fund the previously announced proposed acquisition of Brookstone by a consortium led by OSIM International Ltd., J.W. Childs Associates L.P. and Temasek Capital (Private) Limited pursuant to a definitive merger agreement which was amended as of July 15, 2005, including paying fees, commissions and expenses in connection with the merger.

The senior unsecured notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and will be offered only to qualified institutional buyers in reliance on Rule 144A and in offshore transactions pursuant to Regulation S under the Securities Act. Unless so registered, the senior unsecured notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Statements in this release which are not historical facts, including statements about the Company’s confidence or expectations, earnings, anticipated operations of its e-commerce sites and those of third-party service providers, and other statements about the Company’s operational outlook are forward-looking statements within the meaning of the safe harbor provisions of the

Private Securities Litigation Reform Act of 1995 (“Reform Act”) and are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties include, without limitation, risks of changing market conditions in the overall economy and the retail industry, consumer demand, the effectiveness of e-commerce technology and marketing efforts, availability of products, availability of adequate transportation of such products, and other factors detailed from time to time in the Company’s annual and other reports filed with the Securities and Exchange Commission. Words such as “estimate”, “project”, “plan”, “believe”, “feel”, “anticipate”, “assume”, “may”, “will”, “should” and similar words and phrases may identify forward-looking statements. Statements about a possible sale or divestiture of its Gardeners Eden business constitute forward-looking statements. The Company may not be able to complete a divestiture on acceptable terms because of a number of factors, including failure to reach agreement with a purchaser. Any statements in this release made in connection with the merger transaction are not forward-looking statements within the meaning of the safe harbor provisions of the Reform Act. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligations to publicly release any revisions to these forward-looking statements or reflect events or circumstances after the date hereof.